Exhibit 4.22

                         FORM OF SUBSCRIPTION AGREEMENT


PHC, Inc.
200 Lake Street, Suite 102
Peabody, MA 01960

Gentlemen:

     The purpose of this Subscription Agreement is to memorialize your agreement to subscribe for and purchase from PHC, Inc., a Massachusetts corporation (the "Company") shares of the Company's Class A Common Stock and warrants to purchase shares of the Class A Common Stock, as set forth on Exhibit A attached hereto, on the following terms and conditions.

     Section 1. Shares

     The Company is offering for sale an aggregate of up to _______ of its Class A Common Stock and a warrant to purchase up to _______ shares of its Class A Common Stock (collectively, the "Aggregate Securities") for the sum of up to ________. Of the Aggregate Securities, the Company is offering for sale to you
________ shares of its Class A Common Stock (the "Shares") and a warrant to purchase ________ shares of its Class A Common Stock (the "Warrant," and collectively with the Shares, the "Securities"). In exchange, you will pay to the Company the sum of $__________. The Warrants will be entitled to the rights described in the Warrant Agreement attached as Exhibit B.



         THE SHARES AND WARRANTS ACQUIRED PURSUANT TO THIS SUBSCRIPTION
           AGREEMENT ARE BEING ACQUIRED IN A TRANSACTION NOT INVOLVING
    ANY PUBLIC OFFERING AND, ACCORDINGLY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES
    LAWS OF ANY STATE. THE SHARES, THE WARRANTS, AND THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
               REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.





                                    -- 6 --

     Section 2. Acceptance and Rejection of Subscriptions

     The  undersigned  hereby  agrees to purchase  the  Securities  set forth in
Section 1. The subscription offer shall not entitle the undersigned to purchase any Securities unless and until it has been accepted in writing by the Company. The undersigned understands that this Subscription Agreement may not be terminated or withdrawn and that closing on this subscription shall take place as soon all the purchasers of the Aggregate Securities, including the undersigned, deposit by wire transfer payment of the subscription price with Arent Fox Kintner Plotkin & Kahn, PLLC (the "Escrow Agent"). The undersigned understands that the Company may accept or reject this subscription offer in whole or in part in its sole discretion at any time. If this subscription offer or any part hereof is rejected for any reason, the subscription payment will be refunded promptly, without interest or deduction.

     Section 3. Closing; Issuance of Interests and Warrants

     Closing on this subscription shall take place at the Company's offices at the time specified in the notice issued by the Company, upon the deposit by all the purchasers of the Aggregate Securities, including the undersigned, of payment of the subscription price by wire transfer with the Escrow Agent. The Company shall file a registration statement for the Securities and the shares issuable upon exercise of the Warrants as soon as practically possible following the closing of the acquisition of the Pivotal Research Centers, LLC, pursuant to the Membership Purchase Agreement by and between the Company, Louis Kirby, Carol Colombo, and Anthony Bonacci (the "Pivotal Transaction") but no later than 90 days after the closing of the Pivotal Transaction. The Securities shall not be deemed issued to, or owned by, the undersigned until closing and tender to the Company of immediately available funds by wire transfer in payment of the subscription price.

     Section 4. Subscriber's Representations and Warranties

     (a)  The undersigned represents, warrants and agrees with the Company that:

          (i) The undersigned has received copies of the Company's 10-K Annual Report for the year ending June 30, 2003, 10-Q Quarterly report for the quarter ending September 30, 2003, annual report to the stockholders, proxy statements, and other reports, which include a description of the Company's business, operations, risk factors, litigation and other matters, and acknowledges that the undersigned was provided with the opportunity to meet with and ask questions of and receive answers from representatives of the Company concerning the business, operations and prospects of the Company and its financial position and to obtain any additional information which the undersigned deemed necessary in connection with making an investment decision regarding this subscription. The undersigned acknowledges that he or she has read and understands the material provided to him or her and the risks associated with an investment in the Securities. The undersigned acknowledges that an investment in the Securities involves a high degree of risk.



                                    -- 7 --

          (ii) The undersigned has reached the age of majority (if a natural person) in the state in which the undersigned resides, has adequate means of providing for the undersigned's current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Securities, including the risk that the entire investment could be lost, has no need for liquidity in such investment, and could afford a complete loss of such investment.

          (iii) The undersigned is:

               (A) an individual who either (1) has a net worth or, together with the undersigned's spouse, a joint net worth (i.e., total assets in excess of total liabilities) in excess of $1,000,000 or (2) has had in each of the two most recent years, and reasonably expects to have during the current year, an individual income in excess of $200,000 (1 is footnote) or, together with undersigned's spouse, a joint income in excess of $300,000 in each of those years and reasonably expects to have such joint income during the current year; or

               (B) an organization which is (l) an institutional investor as defined in Securities Act Rule 501(a)(1), (2) a private business development company defined in Section 202(a)(22)
                    of the Investment Advisers Act of 1940, or (3) a corporation, business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 or a trust with total assets exceeding $5,000,000, not formed for the purpose of acquiring the securities offered, whose purchases are directed by a sophisticated person as defined in Rule 506(b)(2)(ii); or

               (C) an entity in which all of the equity owners are Accredited Investors.

          (iv) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Securities.
_____________________________________________
Footnote   1

     For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a Federal income tax return) increased by the following amounts: (a) any deduction for a portion of long term capital gains (Section 1202 of the Internal Revenue Code (the "Code")); (b) any deduction for depletion (Section 611 et seq. of the Code); (c) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code); and (d) any losses of a partnership allocated on the individual limited partner (as reported on Schedule E of Form 1040).


                                    -- 8 --

          (v) The undersigned is purchasing the Securities for the undersigned's own account for investment and not with a view to, or for sale in connection with, any distribution, and does not have any present plan to sell or otherwise dispose of the Securities or the shares issuable upon exercise of the Warrants; the undersigned will not sell, transfer or otherwise dispose of the Securities or the shares issuable upon exercise of the Warrants, or any interest therein, except in accordance with the Securities Act and the applicable rules and regulations promulgated thereunder, as then in force, and any applicable law, rule or regulation of any state or other jurisdiction ("State Laws").

     (b)  The undersigned further understands and agrees that:

          (i) The Securities and the shares issuable upon exercise of the Warrants have not been registered under the Securities Act or the State Laws and, consequently, the Securities and the shares issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered thereunder or an exemption from such registration is available. The undersigned shall register the Securities and the shares issuable upon exercise of the Warrants as soon as practically possible following the closing of the Pivotal Transaction but no later than 90 days after the closing of the Pivotal Transaction so that the Securities and the shares underlying the Warrant may be publicly offered.

          (ii) The Securities and the shares issuable upon exercise of the Warrants have not been registered under the Securities Act on the basis that the issuance thereof is exempt under Section 3(b) or 4(2) of the Securities Act and by Rule 505 or 506 of Regulation D ("Regulation D") under the Securities Act and that the Company's reliance on such exemption is predicated in part on the undersigned's representations and warranties as set forth in this Subscription Agreement. The Securities and the shares issuable upon exercise of the Warrants have not been registered under certain State Laws in reliance on specific exemptions from registration thereunder and no securities administrator or any state or the Federal government has made any finding or determination relating to the fairness for investment of the Securities or the shares issuable upon exercise of the Warrants and no securities administrator or the Federal government has recommended or endorsed the offering of the Securities or the shares issuable upon exercise of the Warrants.

          (iii)The Company is relying on the undersigned's representations, warranties, understandings and agreements set forth in this Subscription Agreement in consummating the transactions contemplated herein.

     (c) The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, partnership, limited liability company, trust, estate, corporation or other entity for whom


                                    -- 9 --
         the  undersigned is executing this  Subscription  Agreement,  and such individual,  partnership,  limited liability company,  trust,  estate, corporation or other entity has full right and power to perform pursuant to this Subscription Agreement. The undersigned will, upon request, furnish to the Company a true and correct copy of, (i) if the undersigned is a trust, the trust agreement, (ii) if the undersigned is a corporation, the Articles of Incorporation and By-laws and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing the specific investment, and (iii) if the undersigned is a partnership or limited liability company, the partnership or limited liability company agreement.

     (d) If the undersigned is a partnership or a limited liability company, the person who has signed on behalf of the partnership or limited liability company identified as the investor is authorized to so sign; if the undersigned is a trust, the trustee (or co-trustee) of the trust is authorized by the trust agreement; and if the undersigned is a corporation, the corporate officer so signing is authorized to sign on behalf of the corporation.

     (e) If the undersigned is purchasing the Securities subscribed for herein in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

     (f) All representations and warranties set forth above or in any other written statement or document delivered by the undersigned in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the closing of the offering as if made on and as of the date of such closing and shall survive such closing.

     (g) The undersigned understands the meanings and legal consequences of the representations and warranties contained in this Section 4 and agrees to indemnify and hold harmless the Company from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Subscription Agreement. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under Federal or state securities laws.

     Section 5. Irrevocability

     The undersigned hereby acknowledges and agrees that, except as required by law, this subscription offer is irrevocable and that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such agreements shall survive the death or disability of the undersigned.

     Section 6. Binding Effect

     This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned and the undersigned's successors but shall not be assignable


                                    -- 10 --
by the undersigned without the prior written consent of the Company, which consent may be withheld by the Company for any reason.

     Section 7. Applicable Law

     This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Massachusetts without reference to any conflict of laws.


                                    -- 11 --

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement to purchase the number of Shares provided on Exhibit A on this day of _____, 2004.






(Signature of Subscriber)                      Taxpayer ID/Social Security No.
Name:                                          of Subscriber




(Signature of Joint                            Taxpayer ID/Social Security No.
Subscriber, if any)                            of Joint Subscriber
Name ______________________________




Address of Subscriber                          Address of Joint Subscriber,
                                               if any


                                   ACCEPTANCE

           The foregoing offer is hereby accepted this day of , 2004.

                                               PHC, Inc.


                                               By: ____________________________

                                               Title: _________________________




                                    -- 12 --

                                    EXHIBIT A
                            Subscription Information
        for the purchase of _____________ shares of Class A Common Stock

Please indicate with your initials in the space provided the manner in which the Shares are to be held.

The Securities are to be held as follows:

____________ Community Property         ____________  S Corporation
____________ Joint Tenancy              ____________  Partnership
____________ Tenancy in Common          ____________  Limited Liability Company
____________ Separate Property          ____________  Trust
____________ Individual Ownership       ____________  Corporation
                                        ____________  Other (please indicate)

Please supply the following information, if a natural person.

Subscriber:                               Joint Subscriber:



_____________________________________     _____________________________________
Place and date of birth                   Place and date of birth


US citizen:  Yes _____     No  _____      US citizen:  Yes _____     No  _____



_____________________________________     _____________________________________
Subscriber Sign Here                      Joint Subscriber Sign Here


Name _________________________              Name _________________________





                                    -- 13 --

                                    EXHIBIT B

THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


Shares Issuable Upon Exercise:       Up to ________ shares of the Class A Common
                                     Stock, $.01 par value, of PHC, Inc.

            WARRANT TO PURCHASE ______ SHARES OF CLASS A COMMON STOCK

                      Expires February ___, 2007 (3 years)

     THIS CERTIFIES THAT, for value received, _____________ is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $1.10 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean __________________.

     1. Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to February ___, 2007.

          Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

     2 Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by wire transfer, of an amount equal to the Warrant Price multiplied by the number of shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the Warrant Price paid. In the event of any exercise of the rights


                                    -- 14 --
          represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

     3. Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          4.1 Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this Section 4.1 shall similarly apply to successive reclassifications and changes.

          4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

          4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the


                                    -- 15 --

               Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

          4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

          4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

     5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore upon the basis of the Warrant Price then in effect.

     7.   Compliance with Securities Act, Disposition of Shares.

          7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a subscription agreement with the Company as of the date hereof (the "Subscription Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

                                    -- 16 --

               7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

          9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

          9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.



                                    -- 17 --

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Subscription Agreement.

     12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Subscription Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14.  Descriptive   Headings.   The  descriptive  headings  of  the  several
          paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.


                                    PHC, INC.


                                    By:  /s/  Bruce A. Shear
                                         ____________________________
                                         Bruce A. Shear, President
                                    Date:




                                    -- 18 --

                                   Exhibit A-1

                               Notice of Exercise

To:

     1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

     2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                                        _____________________________________
                                        (Name)




                                        _____________________________________

                                        _____________________________________

                                        _____________________________________
                                         (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.



_____________________________________
Signature


_____________________________________
Date



                                    -- 19 --